Exhibit 10.41

RETENTION BONUS AGREEMENT

THIS RETENTION BONUS AGREEMENT (the "Agreement") is entered into as of July 18, 2006 by and between Network Equipment Technologies, Inc. (the "Company"), and                                         (the “Executive”).

1.  Defined Terms.  All capitalized terms used in this Agreement and not defined herein shall have the meanings set forth in the Change of Control Agreement between the Company and the Executive dated as of May 5, 2006.

2.  Bonus Payment.  The Company shall pay the Executive $50,000 (the “Bonus Payment”) on July 18, 2007, provided the Executive continues as of that date to serve as an employee of the Company.  If prior to such date either (i) the Executive’s employment is terminated by the Company for any reason other than Cause or Disability, or (ii) the Executive resigns his or her employment for Good Reason, then the Company shall pay the Bonus Payment to the Executive upon such occurrence, in addition to any other amounts the Executive may be due:

3.  Miscellaneous.

(a) Withholding Taxes.  All payments made under this Agreement will be subject to reduction to reflect taxes required to be withheld by law.

(b) Choice of Law.  The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California.

(c) Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration in San Francisco in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  Discovery will be permitted to the same extent as in a proceeding under the Federal Rules of Civil Procedure, including (without limitation) such discovery as is specifically authorized by section 1283.05 of the California Code of Civil Procedure, without need of prior leave of the arbitrator under section 1283.05(e) of such Code.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  All fees and expenses of the arbitrator and such Association and attorney fees will be paid as determined by the arbitrator.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

EXECUTIVE:	NETWORK EQUIPMENT TECHNOLOGIES, INC.